As filed with the Securities and Exchange Commission on August 10, 2015

 Commission File No.  _________________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 Registration Statement under the Securities Act of 1933

LITERA GROUP, INC.

(Name of issuer in its charter)

Nevada	7830	47-4145514
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Litera Group, Inc.

5751 Buckingham Pkwy

Culver City, CA 90230

(424) 543-4066

(Address and telephone number of principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Suite 400, Henderson, NV 89074, (702) 866-2500

(Name, address and phone number of agent for service)

Copies of communications to:

Matthew C. McMurdo, Esq., 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $.001 par value per share	7,500,000	$.01	$75,000	$8.72

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to completion August 10, 2015

LITERA GROUP, INC.

7,500,000 Shares of Common Stock

Litera Group, Inc. ("Litera" or the "Company") is offering a maximum of 7,500,000 shares of our common stock at $.01 per share (the "Shares"), in a best effort, direct public offering, by our officer and director. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Litera is currently an "emerging growth company" under the Jumpstart Our Business Startups Act (the "JOBS Act"). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. None of the Company's shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our shares of common stock.

The Company intends to engage a market maker to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB. To be quoted on the OTCQB, a market maker must file an application on the Company's behalf to make a market in the common stock. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Company (2)
Per Share	$.01	$0	$.01

Total Maximum	$75,000	$0	$75,000

(1) Our shares in this offering will be sold exclusively by our officer and director for no compensation. There are no underwriting commissions involved in this offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $25,000.

Litera does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2015

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	8

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14

USE OF PROCEEDS	15

DETERMINATION OF OFFERING PRICE	15

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	15

PLAN OF DISTRIBUTION	19

BUSINESS	20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	26

DESCRIPTION OF PROPERTY	30

LEGAL PROCEEDINGS	30

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	31

EXECUTIVE COMPENSATION	32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	33

DESCRIPTION OF SECURITIES	33

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	33

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	35

EXPERTS	36

WHERE YOU CAN FIND MORE INFORMATION	36

FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until October 5, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

General Information about our Company

Litera Group, Inc. ("Litera", or the "Company") was incorporated under the laws of the State of Nevada on June 1, 2015. Litera is a developmental stage corporation formed to provide products and services within the theater and film production community. We develop screenplays, stage plays, comedy sketch and skit scripts, short film scripts and other literary and dramatic works, as well as offer abridgment and adaptation services. Our target market is independent film and theatrical producers and small and experimental production studios that scout for new projects to produce and distribute.

Litera is currently an "emerging growth company" under the JOBS Act. A company loses its "emerging growth company" status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a 'large accelerated filer', as defined in section 240.12b- 2 of title 17, Code of Federal Regulations, or any successor thereto. As an "emerging growth company," Litera is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an "emerging growth company", Litera is not required to comply with the requirement to provide an auditor's attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as Litera qualifies as an "emerging growth company." However, an "emerging growth company" is not exempt from the requirement to perform management's assessment of internal control over financial reporting.

From inception to the date of this report, we have commenced product development and secured three (3) initial sales for a total of $3,000. The three projects sold were comprised of (i) a $1,500 option granted to Michael Wilson on July 6, 2015 to purchase all motion picture, television, ancillary and exploitation rights in an original project entitled "Valley Nights," (ii) a sale of a play to Brain White on July 7, 2015, entitled "Tiramisu," for $1,000 plus royalties, and (iii) a sale of a comedic sketch to Chris Kelly on July 13, 2015 for $500. The Company also has one more finished product available for sale, as well as two more projects in advanced development status. In order for Litera to successfully continue to sell our products and services in our target market, we must offer quality products and services, address market and competition, utilize specific marketing strategies, and establish growth strategy for the Company. We believe that, given our commitment to excellence and our specifically selected niche market, we will be able to gain the competitive advantage we need in order to target the right audience and distinguish ourselves among our competitors. To advertise our products and services, we plan to implement marketing strategies, such as sending query letters to industry professionals via email, launching PR campaigns, networking at local film and theater festivals, using Internet sources, as well as expanding personal professional relationships with small and experimental studios and indie producers. To achieve and sustain business growth, we will aim to use a three-prong growth strategy model which consists of streamlining core business, target market penetration, and utilizing business alliance opportunities.

Our founder and sole officer and director, Mr. Wade Gardner, who has education in Creative Arts and over 25 years of work experience in theater and film entertainment, currently handles all facets of the Company's operations, and our strategic development.

We require additional capital in order to continue and advance our business plan. Currently, we rely on the initial funding provided by our founder and sales of our products and services to meet the ongoing expenses of operating the business. We believe that we will need a minimum of $51,900 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next twelve months. They are estimates only and derived from research and marketing data accumulated by our sole officer and director. We anticipate to incur up to $25,000 in accounting, auditing, legal and offering expenses, $11,500 to maintain our general and administrative functions and $15,400 in operating and other expenses over the next twelve months. We intend to raise the capital through the sale of shares of our common stock and/or through the sale of our products and services. We cannot guarantee that we will be able to obtain the necessary capital.

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The Terms of the Offering

Securities Being Offered	Up to 7,500,000 Shares of common stock

Minimum Securities Being Offered:	There is no minimum number of shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:	We will sell our shares at a fixed price of .01 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:

The offering will conclude when all of the 7,500,000 shares of common stock have been sold or 180 days from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

Common Stock Issued AndOutstanding Before Offering:	10,500,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued AndOutstanding After Offering:	18,000,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds.

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Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of June 30, 2015

Since Inception
Revenues	$0
Expenses	$499
Profit (Loss) before income taxes	$(499)
Provision for income taxes	$0
Net loss	$(499)

Balance Sheet Information:

 As of June 30, 2015

Total Assets	$20,100
Total Liabilities	$0
Common stock and paid in capital	$20,599
Total stockholders' equity	$20,100

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RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Litera Group, Inc.

Our Officer and Director has No Previous Experience in the Management of a Company Providing Products and Services for Theater and Film Production Industry

Although Mr. Gardner has over 25 years of work experience in theater and film entertainment, he has no specific experience in establishing and managing a company engaged in producing play and screenplay options and related products and services for theater and film production industry. Our management may not be fully aware of the specific requirements related to running a company within this industry, and the Company will be relying heavily on the experience and business acumen of the President to establish an effective ongoing business strategy for our future operations. Our management's decisions and choices may not take into account standard procedures or managerial approaches production companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this field.

Uncertainty as a Going Concern

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the period ended June 30, 2015 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have generated limited revenues, have suffered losses from operations and require additional financing. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations arising from normal business operations. There can be no assurance that Litera will be able to attain profitable operations or raise the additional funding needed to fully implement our business plan.

Our Business Plan and Operational Structure May Change

As an emerging company, we continually analyze our business plan and operations in the light of current trends within the theater and film entertainment, market conditions and development. As a result of our ongoing analyses, we may decide to make substantial changes in our business plan and operations. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our overall business plan. Currently, the Company has no intention of changing its business model or operational structure.

Limited Capital and Need for Additional Financing

The funds currently available to us are inadequate to further our business plan for the next twelve months. Until we have achieved revenues sufficient for us to break-even, we will not be a self-sustaining entity, which could adversely impact our ability to be competitive in the theater and film production space in which we propose to operate. We require additional funding for continued operations and will therefore be dependent upon our ability to raise additional funds through bank borrowing, equity or debt financing or asset sales. We expect to access the public and private equity and/or debt markets periodically to obtain the funds we need to support our operations and continued growth. There is no assurance that we will be able to raise sufficient funds in this offering or to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us in order to continue our operations or further our business plan. If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively. If we cannot obtain needed funds, we may be forced to curtail or cease Litera activities altogether. When additional shares are issued to obtain financing, current shareholders will suffer a dilutive effect on their percentage of stock ownership. There is no certainty that our expenditures will result in a profitable business as proposed.

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Litera May Incur Losses for the Foreseeable Future

We expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Our expenses will continue to increase as we continue to develop the operations necessary to further our business plan. We cannot now determine the amount by which our expenses will increase as we grow and hire additional employees, implement our marketing plans, pursue research and development of our products, etc. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of the shares for current shareholders.

Changes in U.S., Global, or Regional Economic Conditions

We are susceptible to adverse impacts caused by domestic and/or international economic downturns (including the current challenging economic landscape) in the theater and film production markets in which we propose to operate. A decline in economic activity in the U.S. and other regions of the world can adversely affect demand for entertainment, including theater and film projects, thus reducing our revenue. The most recent decline in economic conditions reduced spending at broadcasting studios for ad spots, and as a result entertainment companies had a smaller pool of revenue to buy theater and film shows from industry operators which Litera is striving to be a part of, and similar impacts can be expected should such conditions recur. Additionally, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from the theater and film entertainment products we offer, which could also adversely affect our revenues and, at the same time, increase our costs. Economic conditions can also impair the ability of those with whom we anticipate to do business to satisfy their obligations to us. There can be no assurance that we will survive any such economic downturn, or if we do survive, that we will be capable of executing or furthering, to any meaningful degree, the originally conceived business plans.

Changes in Public and Consumer Tastes and Preferences for Theater and Film Shows

We create theater and film entertainment products whose success depends substantially on consumer tastes and preferences that change in often unpredictable ways. For purposes of demand and marketability, utilizing a trend/genre that is currently on the edge of popularity is vital, as the success of our business will depend on our ability to consistently create and sell play and screenplay options for film/theater production that meet the changing preferences of the broad consumer market. Moreover, since we create our products on-spec (non-commissioned and unsolicited), we may invest considerable time and efforts before we learn the extent to which our product will earn consumer acceptance. If our products do not achieve sufficient consumer acceptance, our revenue from the sale of play and screenplay options and other related products may decline or fail to grow to the extent we anticipate and thereby adversely affect the profitability of our business.

Lack of Diversification

Currently, Litera has one employee who is our sole officer and director Wade Gardner. Our size makes it unlikely that we will be able to commit our funds to diversify the business until Litera has a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

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Competition from Other Theater and Film Producers and Production Companies

The film and theater production industry is intensely competitive and fragmented. We will compete against a large number of well-established film and theater production companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small and specialty businesses engaged in producing play and screenplay options and other material in a similar manner as Litera. We cannot assure youthat we will be able to compete effectively with any competitor or that the competitive pressures faced by us will not harm our business. Such intense competition will limit our opportunities and have a materially adverse effect on our profitability or viability.

Limited Industry Relationships and Agreements

Other than the parties to our three sold or optioned projects, Litera does not currently have any relationships or agreements with independent producers, producer's agents, or studios. This lack of industry connections may make it more difficult for Litera to sell its products in the future.

Dependence on the Maintenance of Intellectual Property Rights in Our Products

While we have not incurred any costs to date protecting the intellectual property we developed in our three completed theater and film projects, the unauthorized use of our intellectual property rights may cause Litera to incur the cost of protecting these rights or reduce our revenues. Litera has yet to incur such costs because we have yet to file to intellectual property protection of our developed projects. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders.

With respect to intellectual property developed by the Company, the Company is subject to the risk of challenges to our concept rights by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. The Company is not aware of any challenges to its intellectual property rights that it currently foresees having a material effect on its operations.

Inability to Attract and Retain Qualified Personnel

Litera management team currently consists of one member - sole officer and director Wade Gardner. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Loss of Services of Key Man

Our future success depends in a large part upon the continued contributions and services of our President, Wade Gardner. Mr. Gardner is the sole provider of our products and services, as well as its sole officer, director and current investor. Mr. Gardner would be very difficult to replace. This individual is critical to the overall management of Litera. The loss of the key contributor, or the failure of Mr. Gardner to perform, could materially and adversely affect Litera's performance. We do not maintain any key-person life insurance policies.

Indemnification Requirements

Litera may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of Litera. Such liabilities may be material. The indemnification obligations of Litera would be payable from the assets of Litera, thus causing a material adverse effect on the Company's operations.

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Requirements to Maintain Proper and Effective Internal Controls

Litera must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. Litera must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify Litera's existing financial and accounting systems, take a significant period of time to complete, and distract Litera's sole officer and director from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of Litera's internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair Litera's ability to operate our business. In addition, investors' perceptions that Litera's internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on Litera's operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect Litera's reported financial results or the way we conducts our business.

Significant Costs of Operating as a Public Company

As a public company, Litera will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. Litera's management needs to devote a substantial amount of time to compliance issues. Moreover, Litera's legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

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Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect Litera. Such regulations could increase the cost of operating Litera and subject it to new regulatory filing or registration requirements.

The Impact of Governmental Regulation

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

Litera's Short Existence and Lack of a Guaranty that the Company will continue to Generate Revenue in the Future

Litera has only been in existence since June 1, 2015. Therefore, the sample size of our operations is small. So, while we have generated revenue since inception, Litera can provide no assurances that it will continue to generate revenue in the future.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company's management has limited experience in this industry, such loss of investment may be more likely to occur.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the theater and film industry, therefore be more likely to invest in securities, such as the Company's common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing may Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company's assets could be transferred from the shareholders to the debt holders.

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Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about Litera's Business or if they issue an Adverse or Misleading Opinion Regarding Litera Stock, its Price and Trading Volume could Decline

The trading market for Litera's common stock will be influenced by the research and reports that industry or securities analysts publish about Litera or its business, if any. Negative reports could have a negative impact on Litera's stock price.

Our Shares will be deemed to be "Penny Stocks" and will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the 'Exchange Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying Cash Dividends in the Foreseeable Future

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of a Trading Market

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for quotation on the OTC Markets ("OTCQB") following completion of this offering, we cannot assure you that a public market will ever develop. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange. Furthermore, you will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Litera. Additionally, the IPO offering price of $.01 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

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If we fail to Remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. Assuming we are ever quoted on the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to Litera of undertaking the Offering. This could cause Litera to lose money by doing the Offering and cause an investor to lose his or her entire investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

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USE OF PROCEEDS

We will use our best efforts to raise a maximum of $75,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($75,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, Litera would need $51,900, including capital raised in this offering. We anticipate to incur up to $25,000 in accounting, auditing, legal and offering expenses, $11,500 to maintain our general and administrative functions and $15,400 in operating and other expenses over the next twelve months. While Litera hopes to secure such funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease Litera activities altogether.

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$7,500	$18,750	$37,500	$56,250	$75,000
Offering Expenses (2)	$25,000	$25,000	$25,000	$25,000	$25,000
NET PROCEEDS	$(17,500)	$(6,250)	$12,500	$31,250	$50,000
General and Administrative Expense (3)	$11,500	$11,500	$11,500	$11,500	$11,500

Operating Funds (4)	$(28,500)	$(17,750)	$1,000	$19,750	$38,500

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Litera Group, Inc. and the offering of the Shares including marketing and sales costs. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

(3) General and administrative expenses shall include the costs associated with being a reporting company under the Exchange Act. Additionally, general and administrative expenses include rent, telephone and utilities and running our office and accounting.

(4) Operating funds are used to pay the costs related to obtaining business equipment and supplies, marketing of our products, travel, etc. If less than 33.3% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our operating funds.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.01 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 7,500,000 shares of common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 10,500,000 issued and outstanding shares of Common Stock on June 30, 2015, our net tangible book value per share was $0.002 per share.

After giving effect to the sale of the maximum of 7,500,000 Shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $50,000 to $70,100 or $0.004 per share.

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The following table illustrates the pro forma per share dilution described above assuming 7,500,000 shares are sold:

7,500,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.004

Dilution per share to new investors	$0.006

After giving effect to the sale of 75% of the Shares (5,625,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $31,250 to $51,350 or $0.003 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,625,000 shares are sold:

5,625,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.003

Dilution per share to new investors	$0.007

After giving effect to the sale of 50% of the Shares (3,750,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $12,500 to $32,600 or $0.002 per share.

The following table illustrates the pro forma per share dilution described above assuming 3,750,000 shares are sold:

3,750,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.002

Dilution per share to new investors	$0.008

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After giving effect to the sale of 25% of the Shares (1,875,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $6,250 to $13,850 or $0.001 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,875,000 shares are sold:

1,875,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.001

Dilution per share to new investors	$0.01

After giving effect to the sale of 10% of the Shares (750,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $17,500 to $2,600 or $0.000 per share.

The following table illustrates the pro forma per share dilution described above assuming 750,000 shares are sold:

750,000
Shares Sold

Offering Price per share	$0.01

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.000

Dilution per share to new investors	$0.01

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The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of 7,500,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,100	21.1%	10,500,000	58%
New Investors	$75,000	78.9%	7,500,000	42%

75% Offering of 7,500,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,100	26.3%	10,500,000	65%
New Investors	$56,250	74.6%	5,625,000	35%

50% Offering of 7,500,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,100	34.9%	10,500,000	74%
New Investors	$37,500	65.1%	3,750,000	26%

25% Offering of 7,500,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,100	51.7%	10,500,000	85%
New Investors	$18,750	48.3%	1,875,000	15%

10% Offering of 7,500,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$20,100	72.8%	10,500,000	93%
New Investors	$7,500	27.2%	750,000	7%

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PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf. The Company has identified a few potential market makers. There is no guarantee that the shares being offered in this prospectus will ever be quoted on the OTCQB or any exchange. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 7,500,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.01 per share. The offering will terminate 180 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 7,500,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $25,000.

We will sell the shares in this Offering exclusively through our officer and director. He will receive no commission from the sale of any Shares. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Gardner may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii)he will not be compensated in connection with the sale of the Company's securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

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Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Mr. Gardner will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Mr. Gardner shall file all notices related to these rules with FINRA's Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

1.	Execute and deliver a subscription agreement, and

2.	Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Litera Group, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Litera accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

OUR BUSINESS DESCRIPTION, BUSINESS PURPOSE AND OPERATIONS

Litera Group, Inc. was incorporated under the laws of the State of Nevada on June 1, 2015. We were formed for the purpose of providing products and services within the film and theater production industry. Our founder, Mr. Wade Gardner, was appointed CEO, President, Secretary, CFO, Treasurer and Director of the Company. The Board voted to seek capital to carry out our business plan. We received our initial funding of $20,100 and $499 in paid expenses through the sale of common stock to Mr. Gardner who purchased 10,500,000 shares of our Common Stock on June 5, 2015. Our principal executive offices are located at 5751 Buckingham Pkwy, Culver City, CA 90230, our telephone number is (424) 543-4066 and our fax number is (424) 543-5072.

Litera is a developmental stage corporation that is dedicated to the creation and commercialization of literary and dramatic products and services with the aim of achieving profitability and sustaining growth of our business. Our implemented plan of operation is the development of screenplays, stage plays, comedy sketch and skit scripts, short film scripts and other literary and dramatic works, as well as offer abridgment and adaptation services, within the theater and film production community.

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The key to our success lies in the Company's ability to identify a niche in the entertainment production market and fill the unsatisfied demand. Litera will target independent film and theatrical producers and small and experimental production studios that constantly scout for fresh entertainment material to produce and distribute. To save time and money, indie producers and small studios do not outlay expenses associated with creation of a literary or dramatic work, but instead procure completed aspiring projects to produce or distribute from others. This is the market niche that Litera has focused on.

Since our inception, we have commenced our business operations, including developing products, preliminary marketing of the completed work, as well as closing the first three sales of our projects. The three projects sold were comprised of (i) a $1,500 option granted to Michael Wilson on July 6, 2015 to purchase all motion picture, television, ancillary and exploitation rights in an original project entitled "Valley Nights," (ii) a sale of a play to Brain White on July 7, 2015, entitled "Tiramisu," for $1,000 plus royalties, and (iii) a sale of a comedic sketch to Chris Kelly on July 13, 2015 for $500. The Company also has one more finished product available for sale, as well as two more projects in advanced development status. We negotiate contract details for our products and services as an option or an outright sale basis. Currently, the Company secured all the resources and skills needed to create and market our products and services internally by utilizing our sole officer and director's creative writing abilities and his background within the film and theater entertainment. In the future, Litera may pursue additional avenues outside its own walls and look to outsource certain aspects of services and product development and engage playwrights/screenwriters for this purpose. We anticipate that, as the Company grows over the next twelve months, pools of expertise will be acquired by recruiting within the film and theater production industry and by the use of creative and marketing consultants, which will allow Litera to expand its management team and add to the Board of Directors.

Our operations to date have been devoted primarily to startup and development activities and the production and sale of our initial projects as follows:

1. Incorporation of the Company;

2. Initial funding from our Founder;

3. Carrying out of our business plan;

4. Initial procurement of prospective clientele for our products and services.

5. Product development and securing our first three sales.

As an emerging company, we continually analyze our business plan and operations in the light of current trends within the theater and film entertainment, market conditions and developments. We intend to become a self-sustained operational entity. In order to generate revenues, the management will aim to maximize the Company's business value by creating competitive products and services, addressing market and competition, utilizing specific marketing strategies, and establishing growth strategy for our company.

OUR PRINCIPAL PRODUCTS AND SERVICES

The Company develops literary and dramatic works such as screenplays, stage plays, comedy sketch and skit scripts, short film scripts, etc. for theater/film production. On our clients' request we will also provide abridgment and adaptation services on any products they are interested in. Abridgment is a condensing of a creative work into a shorter form while maintaining the unity of the original. Adaptation is conversion of an original work to another genre or medium (e.g. a short film script into a stage play, etc.)

The process for creating a literary or dramatic work can be an arduous one. For each project we conduct a needs assessment to determine the trends in certain categories of theater and film entertainment that enjoy popularity at the time. The theater and cinema culture is cyclical in nature; every once in a while a certain vision, topic or genre becomes popular, and producers release films and performances that adhere to this style or genre until the current interest and demand fizzle down. Other genres then take over and the process runs full cycle again. For purposes of demand and marketability, choosing a trend/genre that is currently on the edge of popularity is vital, and this is why a proper needs assessment is essential. We consider it the most important aspect of the entire process.

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Next, we determine the feasibility of making our product a success. We consider our product a success when it garnishes interest from prospective buyers and results in a sale or option contract. During our feasibility analysis we explore and analyze similar films and performances in a chosen category that were proven successful over time to identify the creative and commercial attributes that made them work in order to utilize them for our projects.

We then identify the audience who we intend to reach through our product. Knowing the audience is important because it determines the content that will appear in the writing, as it may vary greatly depending on the intended audience. Targeting the product at specific audience increases the chances of the product sparking interest from potential buyers, so we must determine the market we intend our product for and cater to this audience's expectations throughout our writing.

Further, we move to concept development. We identify an idea or a story within a genre that is popular or gaining in popularity based on our needs assessment analysis. This is considered a product's early development where a story outline is created. Once the story outline takes shape, writing, or actual creative development, begins. It is the most time-consuming part of the process during which a workable script is crafted from a story outline. This crucial phase includes developing the format, narrative (plot, characters, story lines) and dialogue; introducing conflict, climax and resolution; writing out scene-by-scene physical interaction, utilizing symbolism, etc. The drafts are then rewritten and polished numerous times until we believe they are ready to be marketed for sale, at which time a logline and synopsis to convey both the content and the tone of the completed work are prepared for prospective clients' review and consideration. Litera makes sure to prepare these carefully thought out and compelling to engage and excite a prospective client about the potential of the project.

All phases of our product development, marketing and sales are conducted exclusively by Mr. Gardner, who devotes full time to the Company's operations. To-date, no capital has been expensed for development of our works. Litera develops products "on spec" (i.e. non-commissioned) and advertises them directly to our target market. Mr. Gardner uses his numerous industry contacts and studio introductions that he has developed over course of his career in entertainment business as the starting point in our clientele building. Depending on the complexity of the project, it takes Mr. Gardner about 2-6 weeks to produce a product ready for marketing.

OUR PROPOSED REVENUE MODEL

Our proposed revenue model is to secure contracts for our intellectual property on an option or an outright sale basis, and provide (on request) abridgment and adaptation services on a negotiated flat-fee basis.

•

Option: Once an option deal is negotiated, an Option Agreement is signed which is a contract that allows a film/theatrical producer or a studio to obtain the sole and exclusive rights to Litera's plays or scripts for a specified period of time with the goal of production/performance. Litera will receive option money which is a percentage fee of the negotiated purchase price. The contract may also stipulate terms for future profit participation payoffs and on-screen credits. If the project gets approved for production within the specified time period, then the Company receives the balance of the negotiated purchase price. Otherwise, the ownership rights of the project revert back to Litera and it can be marketed again for option or sale. We estimate the great majority of our sales will come from options.

•

Outright sale: Alternatively, if an outright sale of a scrip or play is negotiated, a Purchase Agreement is executed whereby Litera transfers all of the benefits of ownership of a developed dramatic or literary work to the buyer at the time of sale for a negotiated amount, with no right to any future payouts or credits. The buyer is then free to use the product they purchased in any way they choose and are not required to keep it in the original form. We estimate that approximately 30% of our total revenues will come from outright sales.

•

Additionally, contracts may include provision terms for any abridgment and adaptation services the buyer may request, which are negotiated on a flat-fee basis. Abridgment is a condensing of a creative work into a shorter form while maintaining the unity of the original. Adaptation is conversion of an original work to another genre or medium (e.g. a literary work into a dramatic work, etc.)

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TARGET MARKET AND OUR NICHE WITHIN

It is essential for the Company's success to identify a niche in the entertainment market and fill the unsatisfied demand. To select a niche in the entertainment market that Litera could cater to, the Company researched core groups of professionals within the large demographic entertainment community who have similar needs and interests that could be targeted with excellent results. All the research data was derived from available industry and marketing information accumulated by our sole officer and director and required no expenses. We were able to establish that, having weathered financial storms in the past decade, the dynamics within the entertainment industry encountered changes which resulted in an acute shortage of development capital for new projects both in film and theater. While major studios and production companies maintain control of the high-end of the market and the big movies and shows, the independent film and theatrical producers have proven themselves to be more efficient making low budget films and theater shows. To save time and money, indie producers and small studios do not outlay expenses associated with creation of a literary or dramatic work, but instead procure completed aspiring projects to produce or distribute from others. Litera will target independent film and theatrical producers and small and experimental production studios that constantly scout for new exciting projects to produce and distribute. This is the market niche that Litera has selected and will focus on.

COMPETITION, OUR COMPETITIVE STRATEGY AND METHODS OF COMPETITION

The film and theater production industry is highly competitive, and our Company faces competition ranging from large and well established film and theater production companies to thousands of small firms engaged in developing and producing play and screenplay options and other material in a similar manner as Litera and seeking to enter the industry.

Our competitive strategy is based on the facts that while Litera is at a significant disadvantage to more established competitors due to our lack of financial resources, scarcity of relationships within the film and theater production community and absence of major marketing tools, the barriers to entry into the industry are nevertheless relatively low. It takes skills, knowledge and contacts to develop and sell products and services similar to ours. The Company believes that Mr. Gardner's pre-existing industry connections, his experience and background may allow us to tap into the theater and film production industry with a certain level of credibility. We will aim to produce creatively unique projects to gain the competitive edge we need while watching closely for emerging trends in theater and cinema and demands of the audience.

The Company's primary method of competition is to market specifically to independent and experimental film makers and small theater production companies. To save time and money, indie producers and small studios do not outlay expenses associated with creation of a literary or dramatic work, and therefore, they rely on others to supply them with well-written material. We believe that since we have chosen this specific niche market, we will be able to target the right audience and cater to its demands.

MARKETING, MARKETING OBJECTIVES AND STRATEGIES

Litera markets its products and services directly to the theater and film production community, focusing specifically on independent film and theatrical producers and small and experimental production studios.

Our Marketing Objectives are as follows:

•	Establishing and promoting our presence in our selected targeted market
•	Creating and maintaining a media list of theater and film entertainment PR agencies and advertising firms contacts
•	Building a network of theater and film industry professional relationships and referrals

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To promote and market our products and services, we may incorporate the following strategies:

•

Establishing online presence by designing a corporate website reflecting products and scope of services offered. We will also engage in a search engine optimization campaign to improve visibility of our website and assist us with awareness for our products and services. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines.

•

Approaching our industry target market by email. The most basic method of contacting is a carefully thought out query letter, sent via email, which consists of a one-paragraph synopsis of a project, a bio, a logline, in standard business format. Focusing specifically on our selected target market community who have similar needs and interests may yield excellent results.

•	Engaging a PR campaign to obtain publicity and increase visibility for our business.
•

Participating in writers' conferences and pitch fests, as well as submitting completed scripts for selection to film and theater festivals. While winning a contest is obviously a good way to add value to the product, even entering in such competitions will result in getting exposure for our Company and in some cases in reviews.

Currently, Mr. Gardner promotes our products through many channels, including networking at local film and theater festivals and Internet sources, as well as expanding his personal professional relationships with small and experimental studios and independent producers. While Mr. Gardner has limited experience in developing and expanding a client base and marketing products to them, we anticipate that, as the Company grows over the next twelve months, pools of expertise will be acquired by recruiting within the theater and film production industry and by the use of technical and marketing consultants, which will allow qualified individuals to join Mr. Gardner on our management team and Board of Directors.

Currently, Litera does not have any existing relationships with PR agents, publicists, producers or producer's agents.

STATUS OF NEW PRODUCTS OR SERVICES

Since our inception, we have secured 3 initial sales for a total of $3,000. The Company also has one more finished product available for sale, as well as two more projects in advanced development status. All of them are being developed internally by Mr. Gardner.

Upon completion of new products, we will start marketing them within the film and theater production community utilizing our marketing strategies. Although we cannot guarantee that our products and services will obtain any interest from independent producers or studios and result in contracts, we will continue to follow our business plan to provide products and services for the film and theater production industry.

COPYRIGHT PROTECTION

To-date, the Company has not yet filed for copyright protection or otherwise protected our products, but in the future we intend to maintain intellectual property rights in our products.

RESEARCH AND DEVELOPMENT

The Company has not expended funds for research and development costs since inception. Other than utilizing Mr. Gardner's experiences and available industry and marketing information, Litera has not undertaken any research and development activities regarding our target market and marketability of our products.

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OUR GROWTH STRATEGY MODEL

Our mission is to maximize shareholder value by creating and commercializing literary and dramatic works with the aim of achieving profitability and sustaining growth of our business. We are attempting to advance Litera to become a self-sustained and profitable operational entity. To achieve and sustain business growth in the next 12 to 36 months, we will aim to implement a three-prong growth strategy model which consists of the following elements:

•	Streamlining core business
•	Target market penetration
•	Utilizing business alliance opportunities

To streamline our core business, we will look to organize our product development and marketing operations in the most efficient manner so that a quality product is developed and sold on a continuous basis. Litera will seek to hire additional staff to handle administrative and customer procurement functions; outsource certain aspects of product development or engage playwrights and screenwriters to develop new intellectual property more efficiently; and add experienced professionals to the Board of Directors to oversee the company and provide professional stature to the operations. At this stage, we will continue producing screenplays, stage plays, comedy sketch and skit scripts, short film scripts and related products on-spec, and offer abridgment and adaptation services on request. We believe that successful implementation of this strategy will provide Litera with a certain degree of name recognition within the film and theater production community and a network of useful business relationships.

Litera then plans to launch target market penetration as a customer-focused growth strategy based on core groups of professionals within the film and theater production community that comprise Litera's current target market. To implement this strategy, the Company will look to gain fresh insights into needs and preferences of independent producers and small and experimental studios to discover underserved customer groups and ascertain hidden growth opportunities. During this process, we intend to sub-segment existing customer groups based on newly discovered needs and current trends, visions and popular genres in theater and film entertainment with the purpose of formulating innovative and high-impact value propositions for the most attractive sub-segments and further implementing the gained prospective in our product and subsequently catering it to the identified sub-segments. We believe such approach will allow for a more efficient way to serve our proposed target market and simultaneously provide the Company with additional growth potential.

In the future, in order to gain market share and enhance our products and services in the film and theater production market space in which we propose to operate, we may consider utilizing a business alliance strategy to grow Litera. Business alliances have become an increasingly powerful tool to gain and sustain a competitive edge. Any production company that is engaged in developing and producing play and screenplay options in a similar manner as Litera and seeking to enter the industry is considered our competition. Potential competitors may have greater industry contacts and more extensive customer bases that could be leveraged to accelerate their competitive activity and acquire significant market share. Therefore, joining forces with such a company for a specific business opportunity (e.g. securing a larger customer or working on a studio-backed project) can increase our Company's brand awareness, enlarge customer base, and enhance a product or service. One of the most successful business alliance examples in the film production history is considered Paramount Pictures' teaming up with 20th Century Fox to produce the famous blockbuster movie "Titanic." Joint forces of two major players allowed the production companies to handle the film's exorbitant cost, resulted in lucrative outcome and earned numerous awards and accolades.

THEATRICAL AND FILM PRODUCTION INDUSTRY

The major business centers of film and theatrical production are concentrated in the United States, Europe, India and China. The theatrical and film production industry consists of the technological and commercial institutions that are involved in creation of a film or stage performance, such as: production companies, studios, cinematography, choreography, production, screen/playwriting, pre-production, post production, film and theater festivals, actors, dancers, singers, film and theatrical producers, directors and other personnel. Due to the great expense required to produce a movie or a stage play, the making of a film or a performance usually has to be done in conjunction with an already established production company. However, the production of independent films and small scale stage performances has begun to evolve with the advent of more affordable equipment and more sophisticated consumer technology, as well as the increasing visibility of independent festivals such as Sundance Film Festival or Contemporary American Theater Festival. Independent projects are often described as less commercially-driven art forms which differ significantly from the norms of plot-driven, mainstream classical Hollywood cinema or Broadway theater. Catering specifically to the needs of independent film and theatrical producers and small and experimental production studios is the focus of the Company's business.

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OUR SIGNIFICANT EMPLOYEE

We currently have one employee, Mr. Gardner who is our founder and serves as our sole officer and director. Mr. Gardner currently devotes full time to our business and is responsible for our daily operations including product development, sales and marketing, fund raising, implementation of our general strategy and execution of our business plan.

Our future business and operating results depend significantly on the continued contributions and active participation of Mr. Gardner. This individual would be difficult or impossible to replace. The loss of this key contributor, or his failure to perform, could materially and adversely affect our Company's operations. While we may obtain Key Man insurance, such insurance may not be sufficient to cover the loss incurred in the event this executive officer is lost.

Currently, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses he may incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We anticipate adding two (2) employees over the next twelve (12) months, one of which will be a screen/play writer. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operation

Our plan of operation for the next 12 months is to continue developing screenplays, stage plays, comedy sketch and skit scripts, short film scripts and other literary and dramatic works, as well as offering abridgment and adaptation services on request, within the theater and film production community. The following criteria for the milestones are based on estimates derived from research and marketing data accumulated by our sole officer and director. We will require the funding from our offering in order to fully implement our business plan.

The following table below outlines how we plan to use the proceeds from the offering. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director has verbally agreed to advance the Company funds to complete the registration process. They are estimates only and the actual amount of proceeds realized may differ from the amounts summarized below.

Planned Expenditures Over
Category	the Next 12 Months
Advertising & Marketing	$5,500
Website Design	$4,000
Operating & Equipment	$12,000
Accounting, Auditing & Legal	$25,000
General & Administrative	$11,500
Working Capital	$17,000
TOTAL PROCEEDS TO COMPANY	$75,000

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The milestones for the twelve months following funding from the offering are listed below:

FIRST QUARTER

We estimate that in addition to our developed products we will have 2 more projects in advanced development status at that time, so during this quarter we will complete these projects and get them ready for marketing. These projects will be developed "on-spec" and will require little to no capital expenditures. We will then commence a marketing campaign utilizing our marking strategies in attempt to secure a sale or option contract. The marketing campaign may include engaging a PR campaign, creating Internet advertising and developing relationships with independent theater and film producers and small studios. We anticipate to receive at least two offers.

We plan to use services of the website designer to professionally develop the Company's website. During the 1st Quarter we will complete the website for Litera. In addition to showcasing our products and services offered, the site will also reflect the genre and scope we work in and advertise developed products. The site will give a sampling of our work.

Furthermore, we will begin researching writer's conferences and film and theater festivals for us to participate in to gain exposure. These festivals and expos will also serve as a vehicle to secure valuable industry introductions and relationships.

We will conduct interviews to additional staff to handle administrative and customer procurement functions.

Estimated Expenses for the
Category	First Quarter
Advertising & Marketing	$1,200
Website Design	$2,500
Operating & Equipment	$3,000
Accounting, Auditing & Legal	$5,500
General & Administrative	$2,500
Working Capital	$2,000
TOTAL	$16,700

SECOND QUARTER

If funds are available, we will hire a part-time assistant who will be tasked with many aspects of our operation ranging from administrative responsibilities to customer procurement.

We will engage in a search engine optimization campaign to assist us with online awareness for our products and services. Search engine optimization is the process of improving the visibility of a website in search engines. In general, the higher on the page and more frequently a site appears in the search results list, the more visitors it will receive from the search engine's users. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines. A search engine optimization campaign would assist our Company in attracting incremental business.

We will continue to develop new products and estimate to start and fully complete 2 more projects during this quarter. In addition, the Company will submit our finished products to the targeted several film and theater festivals, as well as participate in writer's conferences and pitch fests to seek exposure within the industry. The Company can provide no assurances that our products will garner any interest, but will continue its efforts in pursuing industry connections and creating visibility for our name. We anticipate that we will be able to secure at least 3 contracts during this quarter.

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Estimated Expenses for the
Category	Second Quarter
Advertising & Marketing	$1,300
Website Design	$1,500
Operating & Equipment	$3,000
Accounting, Auditing & Legal	$8,500
General & Administrative	$3,000
Working Capital	$3,500
TOTAL	$20,800

THIRD QUARTER

During the 3rd Quarter we will focus on streamlining our operations and securing contracts on continuous basis. We will seek to outsource certain aspects of services and product development and (if funds are available) engage a playwright/screenwriter to develop our intellectual property more efficiently. At this stage, we will continue producing screenplays, stage plays, comedy sketch and skit scripts, short film scripts and related products on-spec, and offer abridgment and adaptation services on request.

Furthermore, we will seek experienced professionals within the film and theater production community to add to our Board of Directors to oversee the company and provide professional stature to our operations. We will continue to market our products and network within the film and theater production community. We anticipate to secure at least 3 contracts during this quarter. We believe that by the end of this quarter Litera will be afforded a certain degree of name recognition within our target market and have a network of useful business relationships.

Estimated Expenses for the
Category	Third Quarter
Advertising & Marketing	$1,500
Website Design	$0
Operating & Equipment	$3,000
Accounting, Auditing & Legal	$5,500
General & Administrative	$3,000
Working Capital	$5,000
TOTAL	$18,000

FOURTH QUARTER

In addition to developing products, during the 4th Quarter we will commence aggressively seeking opportunities in procuring customers within the film and theater production community. We will look into utilizing our Target Market Penetration growth strategy to discover underserved customer groups and ascertain hidden growth opportunities. During this process, we intend to sub-segment existing customer groups based on newly discovered needs and current trends, visions and popular genres in theater and film entertainment with the purpose of formulating innovative and high-impact value propositions for the most attractive sub-segments and further implementing the gained prospective in our product and subsequently catering it to the identified sub-segments. We believe such approach will allow for a more efficient way to serve our proposed target market and simultaneously provide our Company with additional growth potential.

Upon completion of the products still in development status, the Company will immediately start on new ones. Depending on our workload and cash position, we may consider hiring one employee (a screenwriter or playwright) full time to assist in product development. The cost associated with the new employee is not to exceed $35,000 per year.

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We anticipate to secure at least 4 contracts by the end of this quarter.

Estimated Expenses for the
Category	Fourth Quarter
Advertising & Marketing	$1,500
Website Design	$0
Operating & Equipment	$3,000
Accounting, Auditing & Legal	$5,500
General & Administrative	$3,000
Working Capital	$6,500
TOTAL	$19,500

Liquidity

Currently, we are relying on equity capital and sales of our products and services. Currently, we pay costs associated with running a business on a day to day basis.

As of June 30, 2015 we had cash on hand of $20,100 with current liabilities of $0. We have incurred an aggregate loss from inception through June 30, 2015 of $499. We used cash of $499 in operating expenses from inception through June 30, 2015.

We believe that we will need a minimum of $51,900 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next twelve months. They are estimates only and derived from research and marketing data accumulated by our sole officer and director. We anticipate to incur up to $25,000 in accounting, auditing, legal and offering expenses, $11,500 to maintain our general and administrative functions and $15,400 in operating and other expenses over the next twelve month. We intend to raise the capital through the sale of shares of our common stock and through the sale of our products and services.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

From inception through June 30, 2015

Revenue

From inception through June 30, 2015, the Company generated no revenue.

Expenses

From inception through June 30, 2015, we incurred operating expenses in the amount of $499 which consisted of general and administrative expenses and $0 of professional fees.

Net Loss

We had net loss of $499 from inception through June 30, 2015.

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Equity and Capital Resources

To date, we have funded our operations through owner's equity. From inception, we have not borrowed funds.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and further our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through June 30, 2015, we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Litera Group, Inc.'s corporate and operational offices are headquartered at 5751 Buckingham Pkwy., Culver City, CA 90230.

We do not currently own any property. While we are in the developmental stage, we lease our current principal executive office, which is a virtual office space conveniently located within GMT Studios, an actual California movie studio. This is an independent commercial production facility in Los Angeles with 6 sound stages, standing sets, lighting and grip equipment and an expendables store. The lease is $99 per quarter which is a discounted introductory rate. As a new GMT Studio member, the Company has access to a fully furnished private office suite, lounge, reception service and a research library. We use this office space for meeting with prospective clients, work related to our product development and advertising, and interviewing potential staff. When needed and for an additional fee we are able to reserve and rent various locations, stages and equipment as well as boardrooms and additional offices. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. Litera concluded that the following individual should serve as our director based on his education in Creative Arts and over 25 years of work experience in theater and film entertainment. Litera believes that his experience would be beneficial to the Company. The director holds office until his successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

Wade Gardner	62	President, Treasurer, Secretary and Director	2015

Wade Gardner - President, Treasurer, Secretary, and Director - Mr. Gardner earned a Bachelor's Degree in Creative Arts at San Francisco State University where he studied Theater and Music. He received advanced training in film, TV and theater acting at Actor's Edge studio and gained professional special skills in dance, performance and singing. Throughout his career, Mr. Gardner performed on stage and worked in theatrical and film production. For the past decade, Mr. Gardner provided services as an independent creative and project consultant in both film and theater development and production. Most recently, he founded Litera Group, Inc. and has been President, CEO and Chairman of the Board of Directors of the Company since inception.

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including /fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behaviour of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officer or director have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

We received our initial funding of $20,100 and $499 in paid expenses through the sale of common stock to Mr. Gardner who purchased 10,500,000 shares of our Common Stock on June 5, 2015. The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 30, 2015, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officer and director as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

	Shares	Percentage of Outstanding Common Stock
	Beneficially	Prior to	After
Name and Address of Beneficial Owner	Owned (1)	Offering	Offering

Wade Gardner 5751 Buckingham Pkwy Culver City, CA 90230	10,500,000	100%	58	%(2)

Officer with Director as a group (1)	10,500,000	100%	58	%(2)

(1)       Includes all shares each director and officer has the right to acquire within sixty days.

(2)       Assumes that all of the shares being offered are sold.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company's knowledge, there are no transactions during the Company's last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer's total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $.001 par value per share, of which 10,500,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. Shares of preferred stock of the Company may be issued from time to time without prior approval by the stockholders. Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

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Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The officer and director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a "promoter", generally defined as anyone involved in the formation of the issuer, Mr. Gardner, the incorporator of the Company, would be considered a "promoter."

The term "promoter" includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Gardner, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $75,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

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Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of June 30, 2015, all of our currently outstanding shares consist of 10,500,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Manhattan Transfer and Registrar Co. is the registrar and transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of Pinaki & Associates, LLC, independent public accountant, given on that firm's authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number ____________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Litera Group, Inc.

5751 Buckingham Pkwy

Culver City, CA 90230

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LITERA GROUP INC.

FINANCIAL STATEMENTS and

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

From Inception (June 1, 2015) through June 30, 2015

F-1

LITERA GROUP INC.

F-2

Pinaki & Associates LLC

Certified Public Accountants

625 Barksdale Rd., Ste# 113

Newark, DE 19711

Phone: 408-896-4405 | pmohapatra@pinakiassociates.com

To The Board of Directors

Litera Group Inc.

5751 Buckingham Pkwy

Culver City, CA 90230

We have audited the accompanying consolidated balance sheets of Litera Group Inc. as of June 30, 2015, and the related statements of income, stockholders' equity and cash flows for the period ended June 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Litera Group Inc. as of June 30, 2015, and the related statements of income, stockholders' equity and cash flows for the period ended June 30, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered loss from operations that raises a substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/d

Pinaki & Associates, LLC

Newark, DE

August 4, 2015

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LITERA GROUP, INC.
Balance Sheet

June 30,
2015
ASSETS

CURRENT ASSETS

Cash	$20,100

Total Current Assets	20,100

TOTAL ASSETS	$20,100

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' DEFICIT

Common stock; 10,500,000 shares authorized at $0.001 par value, 10,500,000 shares issued and outstanding	10,500
Additional paid-in capital	10,099
Accumulated deficit	(499)

Total Stockholders' Equity	20,100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,100

The accompanying notes are an integral part of these financial statements.

F-4

LITERA GROUP, INC.
Statement of Operations

From Inception on
June 1, 2015 through
June 30,
2015

REVENUES	$-

GROSS PROFIT	-

OPERATING EXPENSES

General and administrative	499

Total Operating Expenses	499

LOSS BEFORE INCOME TAXES	(499)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(499)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	10,500,000

The accompanying notes are an integral part of these financial statements

F-5

LITERA GROUP, INC.
Statement of Stockholders' Deficit

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance at inception on June 1, 2015	-	$-	$-	$-	$-

Common stock issued for cash and expenses during June 2015 at $0.00002 per share	10,500,000	10,500	10,099	-	20,599

Net loss from inception on June 1, 2015 through June 30, 2015	-	-	-	(499)	(499)

Balance, June 30, 2015	10,500,000	$10,500	$10,099	$(499)	$20,100

The accompanying notes are an integral part of these financial statements.

F-6

LITERA GROUP, INC.
Statement of Cash Flows

From Inception on
June 1, 2015 through
June 30,
2015

OPERATING ACTIVITIES

Net loss	$(499)
Adjustments to reconcile net loss to net cash used in operating activities:

Net Cash Used in Operating Activities	(499)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES
Cash and expenses contributed by related party	499
Stock issued for cash	20,100

Net Cash Provided by Financing Activities	20,599

NET DECREASE IN CASH	20,100

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$20,100

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

F-7

LITERA GROUP, INC.

Notes to Financial Statements

June 30, 2015

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Nature of Business

Litera Group, Inc. ("Litera", or the "Company") was incorporated under the laws of the State of Nevada on June 1, 2015. Litera is a developmental stage corporation formed to provide products and services within the theater and film production industry. The Company develops screenplays, stage plays, comedy sketch and skit scripts, short film scripts and other literary and dramatic works, as well as offer abridgment and adaptation services. The Company's target market is independent film and theatrical producers and small and experimental production studios that scout for new projects to produce and distribute.

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yetestablished an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation

The Company's financial statements are presented in accordance with generally accepted accounting principles in the United States of America. The Company's fiscal year end is December 31.

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NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Revenue Recognition

The Company will generate revenues from the sale of play and screenplay scripts. Revenues are recognized when the following conditions are met:

1. Persuasive evidence of a sale or license agreement exists with a customer

2. The script is complete and has been delivered or is immediately available to be delivered in accordance with the terms of the agreement.

3. The license period for the arrangement has started and the customer can begin exploitation, exhibition or sale.

4. The arrangement fee is fixed or determinable

5. Collection of the arrangement fee is reasonably assured.

If any of the above conditions are not met, the Company will defer revenue until all conditions are met.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Per Share Data

In accordance with "ASC-260 - Earnings per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2015, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value. The carrying value of cash and cash equivalents and accounts payable and accrued liabilities approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant market or credit risks arising from these financial instruments.

Stock Based Compensation

The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock and warrants and the closing price of the Company's common stock for common share issuances.

F-9

Long Lived Assets

The Company follows the provisions of ASC 360 for its long-lived assets. The Company's long-lived assets, which include rights/ownership of undeveloped film scripts, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company's financial position or statements.

NOTE 2 - STOCKHOLDERS' EQUITY

During June 2015, the Company issued 10,500,000 shares of common stock to the founder of the Company in exchange for cash of $20,100 and expenses of $499.

NOTE 3 - INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

For the Period Ended June 30, 2015
Income tax expense (benefit) at statutory rate	$(170)
Change in Valuation allowance	170
Total provision for income taxes	$-

Net Deferred tax assets consist of the following components as of:

June 30, 2015
NOL Carryover	$170
Valuation allowance	(170)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $499 for federal income tax reporting purposes could be subject to annual limitations should a change in ownership occur. The net operating loss carry forwards begin to expire in 2035.

NOTE 4 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

F-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$8.72
Legal Fees	10,000.00
Accounting Fees	8,000.00
Printing and Engraving	1,200.00
Blue Sky Qualification Fees and Expenses	0.00
Transfer Agent Fee	1,000.00
Miscellaneous*	4,791.28

TOTAL	$25,000.00

______

* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officer, director and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
CA	001	Wade Gardner	10,500,000	.002	$20,100	5751 Buckingham Pkwy Culver City, CA 90230	Cash	6/5/15	No	Section 4(a)(2)

On June 5, 2015, the Company issued 10,500,000 shares of 0.001 par value common stock to Wade Gardner, an officer and director, in exchange for cash of $20,100 and expenses of $499. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Mr. Gardner had fair access to and was in possession of all available material information about the Company, as he is the sole officer and director of Litera. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

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ITEM 16. EXHIBITS

3.1	Articles of Incorporation for Litera Group, Inc.
3.2	By-Laws of Litera Group, Inc.
4.1	Form of Specimen Stock Certificate
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
10.1	Option and Literary Purchase Agreement, dated July 6, 2015, by and between Litera Group, Inc. and Michael Wilson
10.2	Production Play Agreement, dated July 7, 2015, by and between Litera Group, Inc. and Brian White
10.3	Comedic Sketch Purchase Agreement, dated July 13, 2015, by and between Litera Group and Chris Kelly.
23.1	Consent of Pinaki & Associates, LLC.
23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)
99.1	Subscription Agreement

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ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

40

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Culver City, California on August 10, 2015.

LITERA GROUP, INC.

By:	/s/ Wade Gardner
Wade Gardner, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: August 10, 2015	By:	/s/ Wade Gardner
Wade Gardner, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer

42